EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Full House Resorts, Inc.

Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statement of Full House Resorts, Inc. on Form S-8 (File No. 333-29299) of our report dated March 25, 2005, on our audit of the consolidated financial statements of Full House Resorts, Inc. and Subsidiaries as of and for the year ended December 31, 2004.

PIERCY BOWLER TAYLOR & KERN

Certified Public Accountants & Business Advisors

A Professional Corporation

Las Vegas, Nevada

April 11, 2005